Exhibit 10.1


                                                                  EXECUTION COPY



            SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE

                                    AGREEMENT

                          Dated as of November 22, 2002

                                      among

                               A.M. CASTLE & CO.,

                           the INVESTORS named herein

                                       and

               W.B. & CO. for itself, and as nominee and agent of

                                 such INVESTORS

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----


ARTICLE I    DEFINITIONS AND INTERPRETATION....................................1
     1.1.   Definitions........................................................1
     1.2.   Interpretation.....................................................4

ARTICLE II   AUTHORIZATION AND SALE OF SERIES A PREFERRED SHARES...............5
     2.1.   Purchase and Sale of Series A Preferred............................5
     2.2.   Delivery of Series A Preferred Shares; Payment of Purchase Price...6

ARTICLE III  COVENANTS.........................................................6
     3.1.   Compliance with Agreements.........................................6
     3.2.   Current Public Information; Listing................................6
     3.3.   Reservation of Common Stock........................................6
     3.4.   Termination........................................................7
     3.5.   Pre-emptive Rights.................................................7
     3.6.   Registration Rights................................................8
     3.7.   Board Representatives..............................................8
     3.8.   Schedule 13D and 13G...............................................8
     3.9.   Use of Proceeds....................................................8

ARTICLE IV   TRANSFER OF RESTRICTED SECURITIES.................................8
     4.1.   General Provisions.................................................8
     4.2.   Rule 144A..........................................................8
     4.3.   Legend.............................................................8
     4.4.   Legend Removal.....................................................9

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................9
     5.1.   Organization, Qualifications and Corporate Power...................9
     5.2.   Authorization.....................................................10
     5.3.   Authorized Capital Stock..........................................10
     5.4.   No Conflicts......................................................10
     5.5.   SEC Documents; Financial Statements...............................11
     5.6.   Absence of Certain Changes........................................11
     5.7.   Absence of Litigation.............................................11
     5.8.   No Undisclosed Liabilities........................................12
     5.9.   No General Solicitation...........................................12
     5.10.  No Integrated Offering............................................12
     5.11.  Brokers...........................................................12
     5.12.  Absence of Labor Dispute..........................................12
     5.13.  Possession of Intellectual Property...............................12
     5.14.  Possession of Licenses and Permits................................13
     5.15.  Title to Property.................................................13
     5.16.  Compliance with Law...............................................13
     5.17.  Tax Matters.......................................................13
     5.18.  Absence of Further Requirements...................................13

ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..................14
     6.1.   Organization, Qualifications and Corporate Power..................14
     6.2.   Authorization.....................................................14

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)



                                                                            Page
                                                                            ----

     6.3.   Brokers...........................................................15
     6.4.   Investment Representations........................................15
     6.5.   Absence of Further Requirements...................................15
     6.6.   The Nominee.......................................................15

ARTICLE VII  MISCELLANEOUS....................................................16
     7.1.   Survival of Representations and Warranties........................16
     7.2.   Amendments and Waivers............................................16
     7.3.   Successors and Assigns............................................16
     7.4.   No Third Party Beneficiaries......................................16
     7.5.   Remedies..........................................................16
     7.6.   Indemnification...................................................16
     7.7.   Severability......................................................17
     7.8.   Notices...........................................................17
     7.9.   Governing Law.....................................................18
     7.10.  Submission to Jurisdiction........................................18
     7.11.  Attorneys' Fees...................................................18
     7.12.  Execution in Counterparts.........................................19
     7.13.  Transaction Expenses..............................................19
     7.14.  Entire Agreement..................................................19
     7.15.  Actions by the Investors..........................................19

EXHIBITS
--------

Exhibit A                  Articles Supplementary
Exhibit B                  Registration Rights Agreement

SCHEDULE
--------

1.1                        List of Investors

       SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

          SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 22, 2002, among A.M. Castle & Co., a Maryland corporation (the "Company"), the persons and entities listed on
Schedule 1.1 attached hereto (the "Investors") and W.B. & Co., an Illinois general partnership, executing this Agreement for itself, and as nominee and agent of the Investors (the "Nominee").

                                    RECITALS
                                    --------

          WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, an aggregate of 12,000 shares of the authorized and unissued shares of Series A Cumulative Convertible Preferred Stock, $.01 par value per share, of the Company (the "Series A Preferred"), which shares of Series A Preferred are convertible into shares of common stock, $.01 par value per share, of the Company (the "Common Stock").

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

          1.1. Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:


          "Affiliate" means, with respect to any particular Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" has the meaning set forth in the first paragraph of this Agreement.

          "Articles of Incorporation" means the Company's Articles of Incorporation, as amended by the Articles Supplementary attached hereto as Exhibit A.

          "Board" means the Board of Directors of the Company.

          "By-laws" means the Company's By-laws, as amended.

          "Common Stock" has the meaning set forth in the Recitals.

          "Company" has the meaning set forth in the first paragraph of this Agreement.

          "Conversion Common Shares" means the Common Stock issued or issuable upon conversion of the Series A Preferred Shares. For purposes of this Agreement, any Person who holds Series A Preferred Shares shall be deemed to be the holder of the Conversion Common Shares obtainable upon conversion of the Series A Preferred Shares, regardless of any restriction or limitation on the conversion of the Series A Preferred Shares, such Conversion Common Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Conversion Common Shares hereunder. As to any particular Conversion Common Shares, such shares shall cease to be Conversion Common Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(z) repurchased by the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "GAAP" means United States generally accepted accounting principles consistently applied, in effect at the date of the financial statement(s) to which such term refers.

          "Indemnified Liabilities" has the meaning set forth in Section 7.5.

          "Indemnitees" has the meaning set forth in Section 7.5.

          "Indemnitor" has the meaning set forth in Section 7.5.

          "Investors" has the meaning set forth in the first paragraph of this Agreement.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Material Adverse Effect" means any change or effect that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, but shall exclude (i) any change or effect relating or due to general economic conditions or conditions in the Company's industry, (ii) any change or effect disclosed in any SEC Document, and (iii) any change or effect otherwise disclosed to the Investors or the Nominee or their respective representatives prior to the date hereof.

          "Nominee" has the meaning set forth in the first paragraph of this Agreement.

          "Offer Period" has the meaning set forth in Section 3.5(a).

          "Offered Securities" has the meaning set forth in Section 3.5(a).

          "Party" means the Company and each of the Investors and the Nominee.

          "Permitted Lien" means (i) liens with respect to Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings,
(ii) mechanics', materialmens' or contractors' liens or encumbrances or any similar lien or restriction, (iii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company, (iv) liens created under the Company's or its Subsidiaries' borrowing or financing arrangements, (v) purchase money security interests, (vi) liens arising in connection with sale-leaseback transactions and
(vi) liens existing on the date of this Agreement.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

          "Prohibited Action" has the meaning set forth in Section 3.7.

          "Purchase Price" has the meaning set forth in Section 2.2(b).

          "Registration Rights Agreement" means the Registration Rights Agreement, dated November 22, 2002, among the Company, the Investors and the Nominee for itself, and as nominee and agent of the Investors, attached hereto as Exhibit B.

          "Restricted Securities" means (i) the Series A Preferred issued hereunder and (ii) the Conversion Common Shares. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 4.3 have been delivered by the Company in accordance with Section 4.4. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section
4.3. Any holder requesting the removal of such legend shall deliver or cause to be delivered to the Company a certificate executed by the holder and an opinion of such holder's counsel, such certificate and opinion to be in form and substance reasonably satisfactory to the Company.

          "SEC" means the Securities and Exchange Commission and includes any governmental authority or agency succeeding to the functions thereof.

          "SEC Documents" has the meaning set forth in Section 5.5.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Series A Preferred" has the meaning set forth in the Recitals.

          "Series A Preferred Shares" has the meaning set forth in Section 2.1.

          "Subsidiary" means any entity in which the Company, directly or indirectly, owns a controlling position of capital stock or holds a controlling position of an equity or similar interest.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

          (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

          (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of any obligation of the Company under any Tax sharing or indemnity arrangement.

          "Transaction Documents" means the agreements, documents and instruments expressly contemplated hereby and thereby, including the Registration Rights Agreement.

          1.2. Interpretation. (a) As used in this Agreement and each Transaction Document, unless the context clearly indicates otherwise:

          (i) words used in the singular include the plural and words in the plural include the singular;

          (ii) reference to any Person includes such Person's successors and assigns, but only if such successors and assigns are permitted by this Agreement or such other Transaction Document, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          (iii) reference to any gender includes the other gender;

          (iv) whenever the words "include," "includes" or "including" are used in this Agreement or any Transaction Document, they shall be deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import;

          (v) reference to any Article, Section, Exhibit or schedule means such Article or Section of, or such Exhibit or schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

          (vi) the words "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

          (vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

          (viii) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

          (ix) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

          (x) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or schedules hereto, the provisions of the body of this Agreement shall control; and

          (xi) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

          (b) This Agreement and each of the Transaction Documents were negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement or any of the Transaction Documents to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. Subject to Section 7.7, this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the Parties of the terms and provisions hereof and the consequences thereof.

                                   ARTICLE II

               AUTHORIZATION AND SALE OF SERIES A PREFERRED SHARES
               ---------------------------------------------------

          2.1. Purchase and Sale of Series A Preferred. Simultaneously upon the execution of this Agreement, and in reliance upon the representations and warranties of the Company set forth herein or in any certificate or other document delivered pursuant hereto, the Company shall issue, sell and deliver to the Nominee, on behalf of the Investors, and the Investors shall purchase from the Company at a purchase price of $1,000.00 per share, 12,000 shares of Series A Preferred (the "Series A Preferred Shares") having the rights and preferences set forth in the Articles Supplementary attached hereto as Exhibit A.

          2.2. Delivery of Series A Preferred Shares; Payment of Purchase Price.
(a)Simultaneously upon the execution of this Agreement, the Company shall issue and deliver to the Nominee, on behalf of the Investors, one or more stock certificates, duly executed by the Company and registered in the Company's stock ledger in the Nominee's name, evidencing the Series A Preferred Shares.

          (b) Simultaneously upon the execution of this Agreement, as payment in full for the Series A Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate(s) therefor as described in subparagraph (a) above, the Investors shall transfer to the account of the Company by wire transfer $12 million (the "Purchase Price").

                                   ARTICLE III

                                    COVENANTS
                                    ---------

          3.1. Compliance with Agreements. The Company shall perform and observe all of its obligations to each holder of the Series A Preferred Shares and all of its obligations to each holder of the Conversion Common Shares set forth in the Articles of Incorporation and the By-laws.

          3.2. Current Public Information; Listing. (a) Any information to be furnished to or on behalf of any Investor or the Nominee (or any assignee or successor of any Investor or transferee of the Series A Preferred Shares) in connection with the transactions contemplated by this Agreement shall only be furnished pursuant to the terms of a confidentiality agreement, in form and substance reasonably acceptable to the Company, executed by the Investors and the Nominee and any other recipient of such information prior to the receipt of such information.

          (b) The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and, subject to Section 3.2(a), shall take such further action as the Investors may reasonably request, which request shall be made through the Nominee, all to the extent required to enable the Investors to sell Restricted Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC. The Company will file with the American Stock Exchange and the Chicago Stock Exchange, if required, the appropriate notification form for the listing of additional shares under the rules and regulations of such exchange (and otherwise in a form reasonably acceptable to the Nominee) in respect of the Conversion Common Shares and the Company shall use its commercially reasonable efforts to cause the Conversion Common Shares to at all times be listed (or traded) on one of the New York Stock Exchange, American Stock Exchange, Chicago Stock Exchange or NASDAQ System.

          3.3. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Shares.

          3.4. Termination. Notwithstanding any other provision of this Article III, upon such time as the Investors no longer own any Series A Preferred Shares, the Company's obligations pursuant to this Article III shall terminate (provided that the Company shall remain liable for any breach thereof prior to such termination).

          3.5. Pre-emptive Rights. (a) Except for Excluded Issuances (as defined below in Section 3.5(d)), if the Company authorizes or issues any of its Common Stock, Series A Preferred or other equity securities, debt securities containing equity features or other securities or other rights convertible into or containing options or rights to acquire any such debt or equity securities ("Offered Securities"), the Company shall first offer, by written notice (a "Proposal Notice"), to sell to each holder of Series A Preferred Shares, a portion of such Offered Securities equal to the product of (i) the number of such Offered Securities and (ii) the quotient determined by dividing (A) the number of Conversion Common Shares held by such holder by (B) the number of shares of Common Stock then outstanding (calculated assuming the conversion into Common Stock of all Series A Preferred Shares immediately prior to such proposed issuance). The Proposal Notice shall be delivered to each holder of Series A Preferred Shares at least 20 days prior to the proposed issuance and shall set forth in reasonable detail the Offered Securities, the purchase price thereof, the payment terms and such holder's percentage allotment. During such 10 day period following delivery of the Proposal Notice (the "Offer Period"), each holder of Series A Preferred Shares shall be entitled to purchase his portion of such Offered Securities at the most favorable price and on the most favorable terms as such Offered Securities are to be offered to any other Person.

          (b) In order to exercise its purchase rights hereunder, each holder of Series A Preferred Shares must deliver a written notice to the Company describing its election hereunder within 10 days after receipt of the Proposal Notice from the Company; provided that any such election may be subject to the consummation of the sale of the Offered Securities and other rights described in the Proposal Notice on the terms set forth therein.

          (c) To the extent any of the Offered Securities are not acquired by any holder of Series A Preferred Shares pursuant to Section 3.5(a), the Company shall be entitled to sell such Offered Securities on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of Series A Preferred Shares during the 90 days following the expiration of the Offer Period. Any Offered Securities so offered or sold by the Company to any Person after such 90-day period must be reoffered to each holder of Series A Preferred Shares pursuant to the terms of Section 3.5(a).

          (d) For purposes of the foregoing, "Excluded Issuances" means (A) issuances to employees, officers, directors and consultants of the Company of stock options or restricted stock under any equity incentive or restricted stock plan or plans currently existing or approved hereafter by the Board, (B) the issuance of shares of Common Stock upon exercise of the options referred to in clause (A) of this subsection in accordance with their terms, (C) issuances of Common Stock or other equity securities of the Company upon conversion or exchange of any Series A Preferred Shares or of any securities issued directly or indirectly upon conversion or exchange thereof, in each case in accordance with the Articles of Incorporation, (D) the issuance of 17,397 shares of Common

Stock to William Blair & Company, LLC in connection with the transactions contemplated hereby and (E) any other issuance of Common Stock or other Company securities if and to the extent that the Investors holding a majority of the outstanding Series A Preferred Shares have waived in writing the provisions of this Section 3.5 in respect thereof.

          3.6. Registration Rights. Simultaneously upon the execution of this Agreement, the Company and the Nominee, for itself, and as nominee and agent of the Investors, shall have entered into the Registration Rights Agreement attached hereto as Exhibit B.

          3.7. Board Representatives. Until the fifth anniversary of the date of this Agreement, and so long as the Board includes two representatives of the Investors (which such representatives are Michael Simpson and Patrick Herbert as of the date of this Agreement), the Investors shall not take any action alone or in concert with others to directly or indirectly seek to elect or control a majority of the Board (a "Prohibited Action"). Notwithstanding the preceding sentence, before the Investors at any time initiate or commence any Prohibited Action, they shall cause all of their representatives on the Board to resign from the Board.

          3.8. Schedule 13D and 13G. The Nominee and each of the Investors agree to provide the Company with a copy of any Schedule 13D or 13G that the Nominee or any Investor intends to file with the SEC in connection with its purchase of Series A Preferred Shares in advance of such filing and such 13D or 13G shall be true and correct when filed with the SEC.

          3.9. Use of Proceeds. The Company shall use the proceeds from the sale of the Series A Preferred Shares for general working capital purposes, including the repayment of debt.

                                   ARTICLE IV

                        TRANSFER OF RESTRICTED SECURITIES
                        ---------------------------------

          4.1. General Provisions. Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the SEC (or any similar rule or rules then in force) if such rule is available and (c) any other legally available means of transfer.

          4.2. Rule 144A. Subject to Section 3.2(a), upon the request of Nominee, on behalf of any Investor, the Company shall promptly supply to the Nominee all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the SEC.

          4.3. Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE
     TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS

     SUBJECT TO THE CONDITIONS SPECIFIED IN THE SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF NOVEMBER 22, 2002, AND MODIFIED FROM TIME TO TIME, AMONG A.M. CASTLE & CO. (THE "COMPANY"), THE INVESTORS NAMED THEREIN (THE "INVESTORS") AND W.B. & CO. FOR ITSELF, AND AS NOMINEE AND AGENT OF THE INVESTORS AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          4.4. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 4.3 from the certificates for such Restricted Securities. Any holder requesting the removal of such legend shall deliver or cause to be delivered to the Company a certificate executed by the holder and an opinion of such holder's counsel, such certificate and opinion to be in form and substance reasonably satisfactory to the Company.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

          As an inducement to the Investors to enter into this Agreement and to purchase the Series A Preferred Shares, the Company hereby represents and warrants to the Investors and agrees as follows:

          5.1. Organization, Qualifications and Corporate Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except in those jurisdictions where failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as currently conducted.

          (b) The Company has full corporate power and authority (i) to execute, deliver and perform each of the Transaction Documents, (ii) to issue, sell and deliver the Series A Preferred Shares and the Conversion Common Shares and (iii) to carry out fully and perform its obligations under the terms hereof and thereof.

          (c) Each of the Subsidiaries is a corporation or limited liability company duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except in those jurisdictions where failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Subsidiaries has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as currently conducted.

          5.2. Authorization. The execution, delivery and performance of this Agreement and each of the Transaction Documents, and the issuance, sale and delivery of the Series A Preferred Shares and the Conversion Common Shares, have been duly authorized and approved by all requisite action on the part of the Company, its directors and its shareholders. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, and each of the Transaction Documents to which the Company is a party has been duly authorized by the Company and, upon execution and delivery by the Company, will be a legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, except in each case (i) to the extent that bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the rights to indemnity may be limited by federal and state securities laws and public policy considerations.

          5.3. Authorized Capital Stock. (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 15,098,770 shares are issued and outstanding as of the date hereof, and of which 2,004,703 have been reserved for issuance upon exercise of granted stock options; and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, of which 12,000 shares have been designated as Series A Preferred, no shares of which are issued and outstanding. The Company has reserved for issuance sufficient shares of Common Stock for issuance upon conversion of all outstanding Series A Preferred Shares.

          (b) The Series A Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement and the Articles of Incorporation, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens, except any Liens created by or through any Investor.

          (c) The Conversion Common Shares issuable upon conversion of the Series A Preferred Shares will, when issued, in accordance with the conversion provisions of the Series A Preferred Shares, be duly and validly issued, fully paid, non-assessable and free and clear of all Liens, except any Liens created by or through any Investor.

          5.4. No Conflicts. Neither the execution and delivery of this Agreement or any other Transaction Document or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any, Lien (other than Permitted Liens) upon any of the assets or properties of the Company, under (1) the Articles of Incorporation or By-laws, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company or any of its Subsidiaries is a party or any of their respective assets or properties is subject or by which the Company or any of its Subsidiaries is bound, (3) any court order, judgement, decree or order to which the Company or any of its Subsidiaries is a party or any of their respective assets or properties is subject or by which the Company or any of its Subsidiaries is bound, or (4) any law, ordinance or regulation affecting the Company, any of its Subsidiaries or any of their respective assets or properties, other than, in the case of clauses (2), (3) and (4), any such conflicts, breaches, defaults, rights or Liens (other than Permitted Liens) that, individually or in the aggregate, would not have a Material Adverse Effect, or would not prevent the consummation of any of the transactions contemplated hereby. The Company has not granted any pre-emptive rights or other similar rights which would provide any Person the right to acquire any shares of Series A Preferred as of the date hereof.

5.5. SEC Documents; Financial Statements. Since January 1, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates (or in the case of any amended SEC Document, as of the date of amendment), each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and none of the SEC Documents, at the time they were filed with the SEC (or in the case of any amended SEC Document, as of the date of amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company is not aware of any unresolved comments issued by the SEC with respect to the SEC Documents.

          5.6. Absence of Certain Changes. Since the most recent filing by the Company with the SEC, except as set forth in any SEC Document, there has been no event or change that, individually or in the aggregate, whether or not arising in the ordinary course of business, would have a Material Adverse Effect.

          5.7. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect.

          5.8. No Undisclosed Liabilities. There are no liabilities of the Company or any of its Subsidiaries, other than (i) as disclosed in the SEC Documents, (ii) liabilities incurred since September 30, 2002 in the ordinary course of business, (iii) liabilities under this Agreement and any other Transaction Document or incurred in connection with the transactions contemplated hereby or thereby and (iv) liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

          5.9. No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series A Preferred.

          5.10. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Series A Preferred under the Securities Act or cause this offering of the Series A Preferred to be integrated with prior offerings by the Company for purposes of the Securities Act.

          5.11. Brokers. The Company has no agreement with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement for which the Company shall have any liability or responsibility, except for consideration owed to William Blair & Company, which the Company hereby expressly covenants and agrees to pay in full.

          5.12. Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened, which, in either case, individually or in the aggregate, would result in a Material Adverse Effect.

          5.13. Possession of Intellectual Property. The Company and its Subsidiaries own or have the right to use the intellectual property used to carry on the business as currently operated by them, except to the extent the failure to so own or have such right would not result in a Material Adverse Effect (the "Intellectual Property"), and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect. To the knowledge of the Company, the conduct of the Company's and each of its Subsidiaries' business has not infringed, misappropriated or conflicted with any intellectual property of other Persons, except as would not have a Material Adverse Effect.

          5.14. Possession of Licenses and Permits. To the knowledge of the Company, the Company and its Subsidiaries possess such permits, licenses, approvals, consents, franchises, grants, easements, variances, exceptions, certificate and other authorizations issued by the appropriate governmental entity necessary to own, lease and operate their respective properties and to conduct their business as currently conducted, except such permits, licenses, approvals, consents, franchises, grants, easements, variances, exceptions, certificates and other authorizations the failure of which to possess would not, individually or in the aggregate, result in a Material Adverse Effect (collectively, "Governmental Licenses"); to the knowledge of the Company, the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; to the knowledge of the Company, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation, suspension, cancellation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          5.15. Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all Liens of any kind except (i) Permitted Liens or (ii) Liens that would not have a Material Adverse Effect. The Company and its Subsidiaries own, or have a valid leasehold interest in, all material assets necessary for the conduct of their business as now conducted and presently proposed to be conducted, except such as would not, individually or in the aggregate, have a Material Adverse Effect.

          5.16. Compliance with Law. The Company and its Subsidiaries are in compliance with all applicable laws, except where the failure to be in such compliance would not (either individually or in the aggregate) have a Material Adverse Effect. To the knowledge of the Company, neither the Company, any Subsidiary nor any of their respective officer, directors, representatives or Affiliates (other than any Investor or any of its Affiliates), has at any time made any unlawful payments on behalf of the Company for political contributions or made any bribes, kickback payments or other illegal payments.

          5.17. Tax Matters. All material Tax returns of the Company and each of its Subsidiaries required by law to be filed have been duly filed and all Taxes which are due and payable, have been paid, except any such Taxes (i) (x) the payment of which the Company or any of its Subsidiaries is contesting in good faith, (y) for which adequate reserves (as determined in accordance with GAAP) have been provided on the books of the Company or its Subsidiaries involved, and
(z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, (ii) which may result from audits not yet conducted or (iii) the failure of which to pay would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes have been determined in accordance with GAAP.

          5.18. Absence of Further Requirements. Other than filings with the Secretary of State of Maryland, the SEC or otherwise with respect to federal or state securities law, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Transaction Documents or the consummation by the Company of the transactions contemplated by the Transaction Documents.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
                 -----------------------------------------------

          As an inducement to the Company to enter into this Agreement and to issue and sell the Series A Preferred Shares, each Investor hereby severally represents and warrants to the Company and agrees with respect to himself or itself as follows:

          6.1. Organization, Qualifications and Corporate Power. (a) Each Investor that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as currently conducted.

          (b) Each Investor that is a trust is validly created and existing under the laws of the jurisdiction of its creation.

          (c) Each Investor has full individual, trust or corporate, as applicable, capacity, power and authority (i) to execute, deliver and perform each of the Transaction Documents, (ii) to purchase and take possession of the Series A Preferred Shares it is purchasing hereunder and the related Conversion Common Shares and (iii) to carry out fully and perform its obligations under the terms hereof and thereof.

          6.2. Authorization. The execution, delivery and performance of this Agreement and each of the Transaction Documents have been duly authorized and approved by each Investor. This Agreement has been duly executed and delivered by or on behalf of each Investor and is the legal, valid and binding obligation of each Investor enforceable in accordance with its terms, and each of the Transaction Documents to which such Investor is a party has been duly authorized by such Investor and, upon execution and delivery by or on behalf of such Investor, will be a legal, valid and binding obligation of such Investor enforceable in accordance with its respective terms, except in each case (i) to the extent that bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the rights to indemnity may be limited by federal and state securities laws and public policy considerations.

          6.3. Brokers. Neither the Nominee nor any Investor has any agreement with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement for which the Nominee or such Investor shall have any liability or responsibility.

          6.4. Investment Representations. (a) The Series A Preferred Shares acquired by each Investor pursuant to this Agreement are being acquired for its own account and without a view to the resale or distribution of such shares or any Conversion Common Shares or any interest therein other than in a transaction exempt from registration under the Securities Act.

          (b) Each Investor listed under the heading "Accredited Investor" on
Schedule 1.1 attached hereto is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Each other Investor has been advised regarding an investment in the Series A Preferred by a "purchaser representative" as such term is defined in Rule 501(e) of Regulation D under the Securities Act.

          (c) Each Investor understands that the Restricted Securities being sold hereby have not been registered under the Securities Act, or applicable state securities laws, and are being issued in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in reliance on exemptions from the registration requirements of certain state securities laws. Because the Restricted Securities have not been registered under the Securities Act or applicable state securities laws, the Restricted Securities may not be re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws.

          (d) Each Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series A Preferred Shares and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Series A Preferred. Each Investor understands that its investment in the Series A Preferred involves a high degree of risk.

          (e) Each Investor has been furnished with and carefully read a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, each of the Company's Quarterly Reports on Form 10-Q for 2002 and this Agreement and has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Series A Preferred and other related matters. The Company has made available to each Investor or its agents all documents and information relating to an investment in the Series A Preferred requested by or on behalf of such Investor.

          6.5. Absence of Further Requirements. Other than filings with the Secretary of State of Maryland, the SEC or otherwise with respect to federal or state securities law, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity, other than those that have been made or obtained, is necessary or required for the performance by each Investor of its obligations under the Transaction Documents or the consummation by each Investor of the transactions contemplated by the Transaction Documents.

          6.6. The Nominee. The Nominee is an Illinois general partnership and is the nominee holder of the Series A Preferred Shares for all of the Investors. The two general partners of the Nominee are Patrick J. Herbert, III and Simpson Estates, Inc., each of whom share the power to vote the Investors' Series A Preferred. Except as set forth in the first two sentences of this Section 6.6, elsewhere in this Agreement and the Transaction Documents, no Investor has any agreements, arrangements or understandings with any other Person (other than Affiliates of such Investor) with regard to acquiring, holding, voting or disposing of any securities of the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

          7.1. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any Party in connection herewith shall survive until the first anniversary of the date of this Agreement.

          7.2. Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended, modified or waived if the Company shall have obtained the written consent of a majority of the holders of the outstanding Series A Preferred Shares.

          7.3. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties will bind and inure to the benefit of the respective successors and permitted assigns of the Parties, whether so expressed or not.

          7.4. No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          7.5. Remedies. Each holder of any Series A Preferred Share or Conversion Common Share shall have all rights and remedies set forth in this Agreement, the Articles of Incorporation and any other agreement or contract that grants rights and remedies to such holders, and all rights that such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7.6. Indemnification. Each of the Company and the Investors (jointly and severally) (for purposes of this Section, an "Indemnitor") shall defend, protect, indemnify and hold harmless the Investors or the Company, as the case may be, and all of such Party's partners, officers, directors, employees and agents (including those retained in connection with the transactions contemplated by this Agreement), as applicable (collectively, the "Indemnitees"), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees as a result of, or arising out of, or relating to any breach by such Indemnitor of any of the representations, warranties or covenants contained in this Agreement or any of the Transaction Documents for so long as such representations and warranties or covenants shall survive as contemplated herein and therein. It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all Indemnitees. To the extent that the foregoing undertaking may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Neither the Investors, on the one hand, nor the Company, on the other hand, shall have any liability for any inaccuracy in or breach of any representation or warranty by the other if the Company or the Investors, as the case may be, or any of their or its officers, employees, counsel or other representatives (including, in the case of the Investors, the Nominee or any partner in the Nominee or any of their respective officers, counsel or representatives) had actual knowledge on or before the date hereof of any fact which would cause it to believe that such representation or warranty was inaccurate or breached.

          7.7. Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

          7.8. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three business days after mailing or
(d) if sent by reputable overnight courier service, one business day after delivery to such service; and shall be addressed as follows:

          If to the Company, to

               A.M. Castle & Co.
               3400 North Wolf Road
               Franklin Park, IL  60131
               Attention:  President
               Facsimile:  (847) 455-6930

          with a copy to:

               A.M. Castle & Co.
               3400 North Wolf Road
               Franklin Park, IL  60131
               Attention:  Counsel
               Facsimile:  (847) 455-6930
               and

               Sidley Austin Brown & Wood
               Bank One Plaza
               10 South Dearborn Street
               Chicago, Illinois  60603
               Attention:  Thomas A. Cole
                              Kevin F. Blatchford
               Facsimile:  (312) 853-7036

          If to the Investors or the Nominee, to:

               Simpson Estates, Inc.
               30 North LaSalle Street
               Suite 1231
               Chicago, IL  60601
               Attention:  Patrick J. Herbert, III
               Facsimile:  (312) 726-3143

          with a copy to:

               McDermott, Will & Emery
               227 West Monroe Street
               Suite 5500
               Chicago, Illinois  60606
               Attention:  Timothy R.M. Bryant
               Facsimile:  (312) 984-3669

          7.9. Governing Law. This Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          7.10. Submission to Jurisdiction. Each of the Parties hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the Transaction Documents, or any of the transactions contemplated hereby or thereby, to the exclusive jurisdiction of the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County, Illinois, and, to the extent permissible by law, waives any and all claims and objections that any such court is an inconvenient forum or improper venue.

          7.11. Attorneys' Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any Party of any representation, warranty or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses (determined on an aggregate basis with respect to the Investors) of such action or suit from the losing party, in addition to any other relief ordered by the court.

          7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original instrument, but all of which together will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by and delivered to each of the Parties.

          7.13. Transaction Expenses. The Company shall pay all costs and expenses that it incurs, and the reasonable fees and expenses of McDermott, Will & Emery, special legal counsel to the Investors and the Nominee incurred, in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          7.14. Entire Agreement. This Agreement and the exhibits referred to herein, the Transaction Documents and the other documents delivered pursuant hereto contain the entire understanding of the Parties with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the Parties, including the Term Sheet dated October 24, 2002 entered into by and among the Company and the Nominee.

          7.15. Actions by the Investors. (a) Each Investor hereby constitutes and appoints the Nominee, the true and lawful attorney and agent of such Investor to execute in the name, place and stead of such Investor any and all amendments to this Agreement and any Transaction Document and all notices, communications or other instruments necessary or advisable in connection herewith or therewith; the Nominee to have the full power and authority to do and perform in the name and on behalf of each Investor every act whatsoever necessary or advisable to be done on the premises as fully and to all intents and purposes as such Investor might or could do in person.

          (b) For all purposes of this Agreement and any Transaction Document, the Investors represent, warrant and covenant that any notice, communication or action taken by the Nominee may be unconditionally relied upon by the Company as being for and on behalf of all of the Investors.





                            [SIGNATURE PAGE FOLLOWS]

          Agreement IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written by its duly authorized officer or agent.



                                            A.M. CASTLE & CO.



                                            By:  /s/  G. Thomas McKane
                                               --------------------------------
                                            Name:     G. Thomas McKane
                                            Title:    President and CEO


                                            W.B. & CO. for itself, and as
                                            nominee and agent of the Investors
                                            listed on Schedule 1.1 attached
                                            hereto



                                            By:  /s/  Patrick J. Herbert, III
                                               --------------------------------
                                            Name:     Patrick J. Herbert, III
                                            Title:    General Partner



                                            /s/  Patrick J. Herbert, III
                                            -----------------------------------
                                                 Patrick J. Herbert, III, as
                                            Attorney-in-Fact, Trustee or
                                            Authorized Officer for those
                                            Investors listed on Schedule 1.1
                                            attached hereto under the heading
                                            "Patrick J. Herbert, III,
                                            Attorney-in-Fact, Trustee or
                                            Authorized Officer"


                                            United States Trust Company of New
                                            York, as Trustee for those Investors
                                            listed on Schedule 1.1 attached
                                            hereto under the heading "United
                                            States Trust Company of New York,
                                            Trustee"



                                            By:  /s/  Scott A. Salisbury
                                               --------------------------------
                                            Name:     Scott A. Salisbury
                                            Title:    Senior Vice President




                                 Signature Page
                                     to the
            Series A Cumulative Convertible Preferred Stock Purchase